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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


Subsidiary                  State of        Names Under Which
Name                        Incorporation   Subsidiary Does Business
----------                  -------------   ------------------------
Childtime Childcare, Inc.   Illinois        (i)     Childtime Childcare, Inc.
                                            (ii)    Childtime Children's Center
                                            (iii)   Childtime/Northern Illinois Medical
                                                    Center Child Care Center
                                            (iv)    Childtime/St. Francis Hospital Child Care
                                                    Center
                                            (v)     Company Kids
                                            (vi)    Little Learners
                                            (vii)   McNary Child Development Center
                                            (viii)  Palo Alto Preschool
                                            (ix)    Signature Child Development Center
                                            (x)     Supertots
                                            (xi)    Supertots at L'Enfant Plaza
                                            (xii)   Supertots Learning Center
                                            (xiii)  Sutton Country Day School
                                            (xiv)   Stepping Stones
                                            (xv)    Tulsa Child Development Center
                                            (xvi)   Little Eagles
                                            (xvii)  Fallon Federal Child Care Center
                                            (xviii) Center Street Park & Ride Child Care
                                                    Center
                                            (xix)   Oxford Learning Center
                                            (xx)    Lovelace Child Development Center
                                            (xxi)   Childtime at Choices

Childtime Childcare -
Michigan, Inc.              Michigan        (i)     Childtime Childcare - Michigan, Inc.

Childtime Childcare -
PMC, Inc.                   Michigan        (i)     Childtime Childcare - PMC, Inc.


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